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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 August 11, 2006
                Date of Report (date of earliest event reported)


                           NATIONAL DENTEX CORPORATION
             (Exact name of registrant as specified in its charter)

                        Commission file number 000-23092


                  MASSACHUSETTS                      04-2762050
                 (State or Other                  (I.R.S. Employer
                 Jurisdiction of                  Identification No.)
                 Incorporation or
                  Organization)


              526 Boston Post Road,                    01778
                   Wayland, MA
              (Address of Principal                  (Zip Code)
                Executive Offices)

                                 (508) 358-4422
                (Registrant's Telephone No., including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On August 11, 2006, National Dentex Corporation ("National Dentex") and David L. Brown, its President and Chief Executive Officer, entered into an agreement for Mr. Brown to participate in a newly adopted supplemental retirement plan, known as the National Dentex Corporation Supplemental Executive Retirement Plan VI (together with the participation agreement, the "Plan").

Under the Plan, Mr. Brown (or his designated beneficiary) would be entitled, beginning upon his 75th birthday in January 2016 to an annual annuity payment of $125,000 for 10 years, payable in 120 monthly installments of $10,417. This benefit vests at a rate of 20% per year beginning in January 2007 through January 2011.

The Plan is attached hereto as Exhibit 10.1, and is incorporated herein by reference.


Item 9.01  Financial Statements and Exhibits

         (d) Exhibits

10.1 National Dentex Corporation Supplemental Executive Retirement Plan VI, dated August 11, 2006.







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



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  NATIONAL DENTEX CORPORATION
                                  (Registrant)




August 14, 2006

                                          /s/  Richard F. Becker, Jr.
                                  By: ..........................................
                                  Richard F. Becker, Jr.
                                  Executive Vice President, Treasurer and
                                  Chief Financial Officer








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



                                  Exhibit Index


10.1 National Dentex Corporation Supplemental Executive Retirement Plan VI, dated August 11, 2006.














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